UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2010

BE RESOURCES INC.
(Exact name of registrant as specified in its charter)

Colorado	000-53811	42-1737182
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

     107 Hackney Circle, Box 684
Elephant Butte, New Mexico 87935
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (575) 744-4014

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On September 13, 2010, BE Resources Inc. (the “Company”) issued a press release announcing the commencement of drilling operations on the Warm Springs area. A copy of the press release is attached to this report as Exhibit 99.1.

The information furnished under this Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished with this report:

	99.1	Press Release dated September 13, 2010

Cautionary Statement

Certain statements contained in this news release may contain forward-looking information within the meaning of applicable securities laws. Such forward-looking information is identified by words such as “estimates”, “intends”, “expects”, “believes”, “may”, “will” and include, without limitation, statements regarding the company’s plan to begin drilling. There can be no assurance that such statements will prove to be accurate; actual results and future events could differ materially from such statements. Factors that could cause actual results to differ materially include, among others, the lack of funds to carry out drilling, financing risks, metal prices, risks inherent in the mining industry, labor risks, equipment and supply risks, title disputes, regulatory risks and environmental concerns and other factors identified in regulatory filings, including the Company’s annual report on Form 10-K for the year ended December 31, 2009. Most of these factors are outside the control of the company. Investors are cautioned not to put undue reliance on forward-looking information. Except as otherwise required by applicable securities statutes or regulation, the company expressly disclaims any intent or obligation to update publicly forward-looking information, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BE RESOURCES INC.

Date: September 16, 2010	By:	/s/ Carmelo Marrelli
Carmelo Marrelli,
Chief Financial Officer

Exhibit Index

The following is a list of the Exhibits furnished herewith.

Exhibit Number	Description of Exhibit

99.1	Press Release dated September 13, 2010.